UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2005

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 8, 2005, dj Orthopedics, Inc.’s subsidiary, dj Orthopedics, LLC, acquired the assets of the orthopedics soft goods (OSG) business of Encore Medical, L.P., for a cash payment of approximately $10.0 million.  The OSG product lines consist of orthopedic soft goods, patient safety products and pressure care products.  In the transaction, dj Orthopedics purchased inventory, certain fixed assets, intellectual property, customer and vendor relationships and goodwill, and the only liabilities assumed by dj Orthopedics were contractual obligations under ordinary course customer and vendor contracts.  A copy of the asset purchase agreement and a press release announcing the transaction are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document
10.1	Asset purchase agreement between dj Orthopedics, LLC, and Encore Medical, L.P., dated as of August 8, 2005.

99.1	Press release dated August 9, 2005 relating to dj Orthopedics, Inc.’s acquisition of the orthopedics soft goods business from Encore Medical, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	August 10, 2005	BY:	/s/ DONALD M. ROBERTS
Donald M. Roberts
Senior Vice President, General Counsel and Secretary